As filed with the Securities and Exchange Commission on September 28, 2000 -
                                               Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SPARTON CORPORATION
             (Exact name of registrant as specified in its charter)

              Ohio
   (State or other jurisdiction of                       38-1054690
    incorporation or organization           (I.R.S. Employer Identification No.)


                 2400 E. Ganson Street., Jackson, Michigan 49202
          (Address of principal executive offices, including zip code)

                  Sparton Corporation 1999 Stock Incentive Plan
                            (Full title of the plan)

       Corporate Secretary, 2400 E. Ganson Street, Jackson, Michigan 49202
                     (Name and address of agent for service)

                                 (517) 787-8600
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:
                              Michael G. Wooldridge
                     Varnum, Riddering, Schmidt & HowlettLLP
                         Bridgewater Place, P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      Proposed               Proposed
                                                       Maximum                Maximum               Amount of
 Title of Securities         Amount to be          Offering Price            Aggregate            Registration
  to be Registered            Registered            Per Share(1)         Offering Price(1)           Fee(2)
Common Stock
($1.25 par value)               500,000                $4.1875              $2,093,750               $552.75
====================================================================================================================

(1) For the purpose of computing the registration fee only, the price shown is based upon the price of $4.1875 per share, the average of the high and low sale prices for the Common Stock of the Registrant in the New York Stock Exchange on September 25, 2000, in accordance with Rule 457(h).
(2) Registration fee is calculated on the basis of .0264% of the proposed maximum aggregate offering price of $4.1875.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant's Annual Report on Form 10-K for the year ended June 30, 2000, which has been filed by the Registrant with the Commission (File No. 0-1000), is incorporated herein by reference. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Registrant pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The description of the Registrant's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     Not Applicable

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     The Company's Code of Regulations provide that its directors, officers and employees are indemnified against expenses (including attorneys' fees), judgments, decrees, fines, penalties and reasonable settlements, if it is determined that the person seeking indemnification was not and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his or her duties, he or she acted in good faith and in what he or she reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. The Code of Regulations also provide for the payment by the Company of expenses with respect to any pending or threatened action, suit or proceeding against an officer, director or employee in advance of final disposition, conditioned on the recipient's undertaking to the Company that such advances will be repaid unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company. The Code of Regulations of the Company provide that the right of indemnification granted under the Code of Regulations is not exclusive, as a result of which the Company may adopt individual indemnification agreements broader than that provided under Ohio law or the Company's Code of Regulations or Bylaws. The Company maintains director and officer liability insurance for the benefit of its directors and officers and those of its wholly owned subsidiaries.

     Ohio law also provides for the indemnification of directors, officers and employees of Ohio corporations. The Ohio General Corporation Law requires the indemnification of a director, officer, employee or agent if he or she has been successful on the merits or otherwise in the defense of any action, suit or proceeding, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding. In addition, the Plan provides that no director or committee member will be liable for any action or determination made in good faith with respect to the Plan or the grant of an Award under the Plan.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which appears on page S-6

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 28th day of September, 2000.

                                       SPARTON CORPORATION


                                       By /s/ John J. Smith
                                          John J. Smith, Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Smith and David W. Hockenbrocht, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on September 28, 2000, by the following persons in the capacities indicated.


/s/ John J. Smith                                 /s/ William I. Noecker
John J. Smith, Director, Chairman of              William I. Noecker, Director
the Board, Chief Executive Officer
(Principal Executive Officer)

/s/ David W. Hockenbrocht                         /s/ W. Peter Slusser
David W. Hockenbrocht, Director, President        W. Peter Slusser, Director
and Chief Operating Officer

/s/ Richard L. Langley                            /s/ Rory B. Riggs
Richard L. Langley, Vice President,               Rory B. Riggs, Director
Treasurer (Principal Financial Officer
and Principal Accounting Officer)

/s/ Robert J. Kirk                                /s/ Bradley O. Smith
Robert J. Kirk, Director                          Bradley O. Smith, Director

/s/ James N. DeBoer
James N. DeBoer, Director

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sparton Corporation 1999 Stock Incentive Plan of our report dated August 25, 2000, with respect to the consolidated financial statements of Sparton Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.




                                               /S/ ERNST & YOUNG LLP




Toledo, Ohio
September 27, 2000

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:

Item 4        Sparton Corporation 1999 Stock Incentive Plan

Item 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

Item 23.1     Consent of Ernst & Young LLP - included on page S-5 hereof

Item 23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included with the opinion filed as Exhibit 5)

Item 24       Power of Attorney - included on page S-4 hereof

                               September 28, 2000


Sparton Corporation
2400 East Ganson Street
Jackson, Michigan   49202

      Re: Registration Statement on Form S-8 Relating to the Sparton Corporation 1999 Stock Incentive Plan (the "Plan")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Sparton Corporation, an Ohio corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 500,000 shares of the Company's common stock, par value $1.25 per share, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion.

     On the basis of such evaluation, we advise you that in our opinion the 500,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                            /s/ Michael G. Wooldridge

                         Michael G. Wooldridge, Partner



                                    EXHIBIT 5